UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2009

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2009, at the 2009 Annual Meeting of Shareholders of Cabela’s Incorporated (the “Company”), the Company’s shareholders approved certain amendments to the Company’s 2004 Stock Plan (the “Plan”).  These amendments (i) increased the number of shares authorized for award under the Plan by 3,750,000 shares, (ii) conformed the performance objectives for awards of performance stock and performance units under the Plan to the performance criteria set forth in the Cabela’s Incorporated Performance Bonus Plan, and (iii) ensured the Plan’s continued compliance with Section 409A of the Internal Revenue Code.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10	Cabela’s Incorporated 2004 Stock Plan (as amended and restated effective May 12, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: May 19, 2009	By:	/s/ Ralph W. Castner
Ralph W. Castner Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10	Cabela’s Incorporated 2004 Stock Plan (as amended and restated effective May 12, 2009)